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                       POLYTAMA INTERNATIONAL FINANCE B.V.
                                       AND
                             P.T. POLYTAMA PROPINDO

                             OFFER TO EXCHANGE THEIR
                      8% GUARANTEED SECURED NOTES DUE 2017
                                    AND THEIR
                6% GUARANTEED SECURED EXCHANGEABLE NOTES DUE 2012
                              FOR THEIR OUTSTANDING
                    11 1/4% GUARANTEED SECURED NOTES DUE 2007
                              (CUSIP NO. 7318OUAA)
             AND SOLICITATION OF CONSENTS TO PROPOSED WAIVERS UNDER
                         AND AMENDMENTS TO THE INDENTURE
             GOVERNING THE 11 1/4% GUARANTEED SECURED NOTES DUE 2007

       PURSUANT TO THE AMENDED CONFIDENTIAL OFFERING CIRCULAR AND CONSENT
                 SOLICITATION STATEMENT DATED DECEMBER 19, 2002

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON DECEMBER 27, 2002, UNLESS EXTENDED OR EARLIER TERMINATED.


TO OUR CLIENTS:

     Polytama International Finance B.V. (the "Issuer") and P.T. Polytama Propindo (the "Company") are offering to exchange (the "Exchange Offer"), based on the face value of the Existing Notes (as defined below), (1) $0.5171 principal amount (as determined by DTC) of their 8% Guaranteed Secured Notes due 2017 (the "New Senior Notes") and (2) $0.1724 principal amount (as determined by
DTC) of their 6% Guaranteed Secured Exchangeable Notes due 2012 (the "New Exchangeable Notes" and, together with the New Senior Notes, the "New Notes") for each $1.00 principal amount of their outstanding 11 1/4% Guaranteed Secured Notes due 2007 (the "Existing Notes"). In connection with the Exchange Offer, the Issuer and the Company also are soliciting consents (the "Consent Solicitation") from Holders to certain waivers under and amendments to the indenture governing the Existing Notes (the "Proposed Waivers and Amendments").

     The Exchange Offer and Consent Solicitation are made on the terms and subject to the conditions set forth in the enclosed Amended Confidential Offering Circular and Consent Solicitation Statement dated December 19, 2002 (the "Amended Offering Circular") and the accompanying Consent and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings assigned to them in the Amended Offering Circular.

     WE ARE THE REGISTERED HOLDER OF EXISTING NOTES FOR YOUR ACCOUNT OR BENEFIT. IF YOU HAVE TENDERED SUCH EXISTING NOTES PURSUANT TO THE COMPANY'S AND THE ISSUER'S CONFIDENTIAL OFFERING CIRCULAR DATED NOVEMBER 7, 2002 AND WOULD LIKE TO PARTICIPATE IN THE EXCHANGE OFFER, YOU DO NOT HAVE TO DO ANYTHING; ALL EXISTING NOTES PREVIOUSLY TENDERED WILL BE DEEMED TO HAVE BEEN TENDERED IN THIS EXCHANGE OFFER. HOWEVER, IF YOU WISH TO DELIVER A CONSENT TO THE PROPOSED WAIVERS AND AMENDMENTS, AND YOU TENDERED PRIOR TO THE DATE OF THE AMENDED OFFERING CIRCULAR, YOU MUST WITHDRAW AND RESUBMIT SUCH TENDER ALONG WITH THE REQUISITE CONSENT. A TENDER (OR RETENDER, IF APPLICABLE) AFTER THE DATE OF THE AMENDED OFFERING CIRCULAR OF SUCH EXISTING NOTES (AND A DELIVERY OF THE RELATED CONSENTS WITH RESPECT TO SUCH EXISTING NOTES) MAY BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED CONSENT AND LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER (OR RETENDER, IF APPLICABLE) EXISTING NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT (OR TO DELIVER THE RELATED CONSENTS WITH RESPECT TO SUCH EXISTING NOTES).

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     Accordingly, we request instructions as to whether you wish us to tender, or retender, if applicable, (and deliver the related Consents with respect to) any or all of the Existing Notes held by us for your account or benefit, on the terms and subject to the conditions set forth in the enclosed Amended Offering Circular and Consent and Letter of Transmittal. Your instructions should be forwarded to us as promptly as possible unless you tendered your Existing Notes prior to the date of the Amended Offering Circular, in which case such Existing Notes shall be deemed to have been tendered in the Exchange Offer and no other action will be required from you.

     You should read carefully the Amended Offering Circular and the Consent and Letter of Transmittal before providing us with any instructions. In addition to the other information set forth therein, your attention is directed to the following:

     1.   The Exchange Offer is being made for all Existing Notes.

     2.   CONSUMMATION OF THE EXCHANGE OFFER IS CONDITIONED UPON, AMONG OTHER
THINGS: (1) RECEIPT OF THE MINIMUM CONSENT AND THE MINIMUM TENDER, (2) EXECUTION AND DELIVERY OF THE SUPPLEMENTAL INDENTURE, (3) THE DEPOSIT OF FUNDS IN CONNECTION WITH THE DEFEASANCE OF THE EXISTING NOTES UPON CONSUMMATION OF THE EXCHANGE OFFER, (4) THE RELEASE OF ALL LIENS SECURING THE COLLATERAL ON THE EXISTING NOTES AND (5) OTHER CUSTOMARY CONDITIONS. SEE THE SECTION OF THE AMENDED OFFERING CIRCULAR ENTITLED "THE EXCHANGE OFFER AND CONSENT SOLICITATION--CONDITIONS TO THE EXCHANGE OFFER."

     3. If your Existing Notes have been previously tendered and accepted pursuant to the Company's and the Issuer's Confidential Offering Circular dated November 7, 2002, such Existing Notes shall be deemed to have been tendered in the Exchange Offer with no other action required by you. However, if you tendered your Existing Notes prior to the date of the Amended Offering Circular and you wish to deliver a Consent to the Proposed Waivers and Amendments, you must withdraw and resubmit such tender along with the requisite Consent. To tender your Existing Notes in the Exchange Offer after the date of the Amended Offering Circular, you must also consent to the Proposed Waivers and Amendments. Holders who validly tender Existing Notes after the date of the Amended Offering Circular pursuant to the Exchange Offer will be deemed to have delivered their Consent to the Proposed Waivers and Amendments with respect to the Existing Notes tendered. Similarly, to deliver a Consent to the Proposed Waivers and Amendments, you must tender (or retender, if applicable) your Existing Notes.

     4. Existing Notes previously tendered and any Existing Notes tendered prior to the Expiration Time may be withdrawn (and any related Consents thereby revoked) at any time at or prior to the Expiration Time. A previously delivered Consent may be revoked only by withdrawing the tender of the Existing Notes to which such Consent relates in accordance with the procedures set forth in the Amended Offering Circular and the Consent and Letter of Transmittal. A valid withdrawal of a previous tender of Existing Notes will be deemed to revoke any related Consent.

     5. Holders who tender Existing Notes will not be obligated to pay brokerage commissions or solicitation fees. Any transfer taxes incident to the transfer of Existing Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the instructions to the Consent and Letter of Transmittal.

     IF YOU TENDERED YOUR EXISTING NOTES PRIOR TO THE DATE OF THE AMENDED OFFERING CIRCULAR, NO OTHER ACTION IS REQUIRED FROM YOU UNLESS YOU WISH TO DELIVER A CONSENT, IN WHICH CASE YOU MUST WITHDRAW AND RESUBMIT SUCH TENDER. If you wish to have us tender, or retender, if applicable, (and deliver a Consent with respect to) any or all of the Existing Notes held by us for your account or benefit pursuant to the Amended Offering Circular and Consent and Letter of Transmittal, please so instruct us by completing, executing and returning to us the instructions set forth on the following page. If you authorize the tender of your Existing Notes, the entire principal amount of such Existing Notes will be tendered unless otherwise specified in the instructions. If we do not receive written instructions in accordance with the procedures set forth in the Amended Offering Circular and the Consent and Letter of Transmittal and you did not tender your Existing Notes prior to the date of the Amended Offering Circular, we will not tender any Existing Notes (and therefore will not deliver any Consents) for your account.

                                        2
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YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT
A TENDER, OR A RETENDER, IF APPLICABLE, (AND DELIVER THE RELATED CONSENTS) ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME.

     The Exchange Offer is being made, and the Consent Solicitation is being conducted, solely pursuant to the Amended Offering Circular and the Consent and Letter of Transmittal.

     The Amended Offering Circular and any related documents do not constitute an offer to buy or the solicitation of an offer to sell Existing Notes, the New Senior Notes or New Exchangeable Notes in any circumstances under which such offer or solicitation is unlawful. The Amended Offering Circular and any related documents also do not constitute a solicitation of a Consent in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a solicitation.

                                        3
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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and Consent Solicitation made by Polytama International Finance B.V. and P.T. Polytama Propindo with respect to the Existing Notes.

     The undersigned hereby represents and warrants that the undersigned (1) has full power and authority to tender, sell, assign and transfer all right, title and interest in the Existing Notes and to acquire the New Notes, issuable upon the exchange of such Existing Notes, and that, when such validly tendered Existing Notes are accepted by the Issuer for exchange, the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, and (2) has full power and authority to consent to the Proposed Waivers and Amendments.

     By completing, executing and delivering these Instructions, the undersigned hereby makes the acknowledgments, representations and warranties referred to above and instructs you to tender (and deliver the related Consents with respect to) the Existing Notes held by you for the account of the undersigned, upon the terms and subject to the conditions and conditions set forth in the Amended Offering Circular and the Consent and Letter of Transmittal.

                     EXISTING NOTES WHICH ARE TO BE TENDERED
   AND FOR WHICH CONSENT TO THE PROPOSED WAIVERS AND AMENDMENTS IS TO BE GIVEN

                                                       EXISTING NOTES ARE TO BE
                                                        TENDERED AND RELATED
                                                       CONSENTS ARE TO BE GIVEN
    CERTIFICATE NUMBERS          PRINCIPAL AMOUNT          ("YES" OR "NO")*
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

* Unless otherwise indicated, "yes" will be assumed. Any tender response indicated or assumed to be "yes" will be deemed to be a Consent to the Proposed Waivers and Amendments notwithstanding any contrary response set forth above.

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                                    IMPORTANT
                                PLEASE SIGN HERE
            (TO BE COMPLETED BY ALL TENDERING AND CONSENTING HOLDERS)

THE COMPLETION, EXECUTION AND TIMELY DELIVERY OF THESE INSTRUCTIONS WILL BE DEEMED TO CONSTITUTE AN INSTRUCTION TO TENDER EXISTING NOTES AS INDICATED ABOVE AND TO DELIVER A CONSENT TO THE PROPOSED WAIVERS AND AMENDMENTS WITH RESPECT TO SUCH TENDERED EXISTING NOTES.

Signature(S)
             ------------------------------------------------------------------

Name(s) (PLEASE PRINT) ________________________________________________________

Address _______________________________________________________________________

Zip Code_______________________________________________________________________

Area Code and Telephone No.____________________________________________________

Tax Identification or Social Security No. _____________________________________
(SEE SUBSTITUTE FORM W-9 HEREIN)

My Account Number with You ____________________________________________________

Date
     ----------------------

(Must be signed by the registered holder(S) of the Existing Notes exactly as its (THEIR) name(S) appear(S) on certificate(S) or on a security position listing, or by the person(S) authorized to become registered holder(S) by endorsement and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above. See Instruction 3 to the Consent and Letter of Transmittal.)